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As filed with the Securities and Exchange Commission on July 18, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST VIRTUAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	77-0357037 (I.R.S. Employer Identification No.)

3393 Octavius Drive
Santa Clara, CA 95054
(Address of principal executive offices)

1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

Killko A. Caballero
Chief Executive Officer and President
First Virtual Communications, Inc.
3393 Octavius Drive
Santa Clara, CA 95054
(408) 567-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Julie M. Robinson, Esq.
COOLEY GODWARD LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $.001 per share	800,000 shares	$0.535	$428,000	$40

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are calculated on the basis of $0.535, the average of the high and low sales prices of Registrant's Common Stock on July 15, 2002 as reported on the Nasdaq National Market for the shares subject to the Plan registered hereunder.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by First Virtual Communications, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a)  Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001;

        (b)  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

        (c)  Our Notice of Annual Meeting and Proxy Statement and Supplemental Notice for our Annual Meeting of Stockholders held on June 14, 2002;

        (d)  The description of our common stock in our Registration Statement on Form S-1 filed on April 29, 1998 including any amendments or reports filed for the purpose of updating the description; and

        (e)  Our Current Report on Form 8-K filed on May 10, 2002.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

        The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers, LLP, Independent Accountants.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney is contained on the signature pages.
99.1	1997 Non-Employee Directors' Stock Option Plan, as amended.

UNDERTAKINGS

1.
The undersigned registrant hereby undertakes:

        (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 16, 2002.

FIRST VIRTUAL COMMUNICATIONS, INC.
/s/ Timothy Rogers Timothy Rogers, Chief Financial Officer, Senior Vice President, Finance and Treasurer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Killko Caballero and Timothy Rogers, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Killko Caballero KILLKO CABALLERO	Chief Executive Officer and President (Principal Executive Officer)	July 9, 2002
/s/ Timothy Rogers TIMOTHY ROGERS	Chief Financial Officer (Principal Financial and Accounting Officer)	July 16, 2002
/s/ Edward Harris EDWARD HARRIS	Director	July 16, 2002
/s/ Ralph Ungermann RALPH UNGERMANN	Executive Chairman of the Board	July 16, 2002
/s/ Robert W. Wilmot Robert W. Wilmot	Director	July 9, 2002
/s/ Jonathan Morgan JONATHAN MORGAN	Director	July 11, 2002

/s/ Norman Gaut NORMAN GAUT, PH.D.	Director	July 16, 2002
/s/ Adam Stettner ADAM STETTNER	Director	July 9, 2002

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney is contained on the signature pages.
99.1	1997 Non-Employee Directors' Stock Option Plan, as amended.

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EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX